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                                                                   Exhibit 10.17


                                    ADDENDUM
                                       TO
                            STOCK PURCHASE AGREEMENT


     The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Purchase Agreement (the "Purchase Agreement") by and between Blaze Software, Inc. (the "Corporation") and _____________________ ("Optionee") evidencing the Optionee's purchase of shares of the Corporation's common stock (the "Purchased Shares") pursuant to that certain option granted on __________________ to Optionee under the Corporation's 1996 Stock Option Plan, and such provisions shall be effective as of the Effective Date specified below. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Purchase Agreement.

                       INVOLUNTARY TERMINATION FOLLOWING
                             CORPORATE TRANSACTION

     1. To the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction, no accelerated vesting of the Purchased Shares shall occur upon such Corporate Transaction, and the Repurchase Right shall continue to remain in full force and effect in accordance with the provisions of the Purchase Agreement. Accordingly, the Optionee shall, over Optionee's period of Service following the Corporate Transaction, continue to vest in the Purchased Shares in one or more installments pursuant to the provisions of the Vesting Schedule in effect under the Purchase Agreement. However, immediately upon an Involuntary Termination of Optionee's Service within twelve (12) months after the effective date of the Corporate Transaction, the Repurchase Right shall automatically terminate in its entirety and all the Purchased Shares shall vest in full.

     2. For purposes of this Addendum, the following definitions shall be in effect:

     An Involuntary Termination shall mean the termination of Optionee's Service by reason of:

         (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
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         (ii) Optionee's voluntary resignation following (A) a change in
     Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     IN WITNESS WHEREOF, Blaze Software, Inc. has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                                        BLAZE SOFTWARE, INC.


                                        By:____________________________

                                        Title:_________________________


                                        _______________________________
                                                OPTIONEE


EFFECTIVE DATE:  ________________, 199__

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